Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-286768 and 333-287313) and Form S-8 (No. 333-278808), as filed with the Securities and Exchange Commission, of our report dated June 20, 2025, with respect to the consolidated balance sheets of Modular Medical, Inc. as of March 31, 2025 and 2024 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.

/s/ Farber Hass Hurley LLP

Chatsworth, California
June 20, 2025